UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 1, 2020, Identiv, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders. The final results for each of the matters submitted to the stockholders at the Company’s 2020 Annual Meeting of Stockholders are as follows:

Proposal 1. To elect two Class I directors to serve for a three-year term ending at the annual meeting of stockholders in 2023 and until their successors have been duly elected and qualified or until they resign or are removed:

	For	Withheld	Broker Non-Votes
Steven Humphreys	8,138,635	653,171	4,862,725
Nina B. Shapiro	7,942,067	849,739	4,862,725

Proposal 2. To approve amendments to the Company’s 2011 Incentive Compensation Plan:

For	Against	Abstain	Broker Non-Votes
5,451,768	2,587,267	752,771	4,862,725

Proposal 3. To ratify the appointment of BPM LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2020:

For	Against	Abstain	Broker Non-Votes
13,575,157	6,965	72,409	—

Proposal 4. To vote on a non-binding advisory resolution on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
7,296,543	1,408,214	87,049	4,862,725

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

June 4, 2020	By:	/s/ Sandra Wallach
Chief Financial Officer